UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Bridge Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

April 1, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Bridge Bancorp, Inc. (the “Company”). Our Annual Meeting will be held at the offices of our subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 3, 2019 at 11:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have. Also enclosed for your review is our Annual Report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the Annual Meeting consists of the election of four Directors; an advisory (non-binding) vote on executive compensation; approval of the 2019 Equity Incentive Plan; and the ratification of the appointment of our Independent Registered Public Accounting Firm for the year ending December 31, 2019. The Board of Directors of the Company unanimously recommends a vote “FOR” the election of Directors, “FOR” the approval of executive compensation, “FOR” the approval of the 2019 Equity Incentive Plan, and “FOR” the ratification of the appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Thank you for your continued investment in Bridge Bancorp, Inc.

Sincerely,

Kevin M. O’Connor
President and Chief Executive Officer

BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING

TO BE HELD MAY 3, 2019

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bridge Bancorp, Inc. will be held at BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 3, 2019, at 11:00 a.m., for the purpose of considering and voting on the following matters:

1)	The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years, and until their successors are elected and qualified;
2)	An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement;
3)	The approval of the Bridge Bancorp, Inc. 2019 Equity Incentive Plan;
4)	The ratification of the appointment of Crowe LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2019; and

such other business as may properly come before the Annual Meeting or any adjournments thereof. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Only those shareholders of record at the close of business on March 18, 2019 shall be entitled to notice of and to vote at the Annual Meeting.

The Board of Directors believes that the election of the director nominees, the advisory (non-binding) vote to approve executive compensation, the approval of the 2019 Equity Incentive Plan and the ratification of the appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm, are in the best interests of the Company and its shareholders and unanimously recommends a vote FOR proposals 1, 2, 3 and 4.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2019 - THIS PROXY STATEMENT AND OUR 2018 ANNUAL REPORT ON FORM 10‑K ARE EACH AVAILABLE AT http://www.edocumentview.com/BDGE.

By order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President, Chief Operating Officer and Corporate Secretary

April 1, 2019

Bridgehampton, New York

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2019

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at BNB Bank (the “Bank”), 2200 Montauk Highway, Bridgehampton, New York 11932, on May 3, 2019 at 11:00 a.m. or any adjournments thereof. The 2018 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2018, accompanies this Proxy Statement.

Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted FOR the election of the director nominees specified in this Proxy Statement; FOR the approval of executive compensation; FOR the approval of the 2019 Equity Incentive Plan; and FOR the ratification of Crowe LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile, by Directors, officers and employees of the Company, without additional compensation therefore.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 1,  2019.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of the Company (the “Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 18, 2019 has been fixed by the Board of Directors as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 19,848,101 shares. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of March 18, 2019, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of March 18, 2019.

	Number of Shares Owned		Percentage of
Name and Address	and Nature of Beneficial		Outstanding
of Beneficial Owner	Ownership		Shares

Basswood Capital Management L.L.C.
645 Madison Avenue, 10th Floor	2,785,905	(1)	14.0%
New York, NY 10022

T. Rowe Price Associates, Inc.
100 E. Pratt Street	2,420,512	(2)	12.2%
Baltimore, MD 21202

BlackRock, Inc.
55 East 52nd Street	1,061,917	(3)	5.4%
New York, NY 10055

(1)	Represents the total shares of Common Stock collectively beneficially owned by Basswood Capital Management, L.L.C., Matthew Lindenbaum, Bennett Lindenbaum and certain other reporting persons.
(2)

Represents the total shares of Common Stock collectively beneficially owned by T. Rowe Price Associates, Inc. and certain other reporting persons as described in the Schedule 13G/A filed jointly on February 14, 2019 with the SEC.

(3)	Represents the total shares of Common Stock collectively beneficially owned by Blackrock, Inc. as described in the Schedule 13G/A filed February 4, 2019 with the SEC.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for all or any of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the advisory vote for the approval of the compensation paid to our named executive officers (“NEOs”), the approval of the 2019 Equity Incentive Plan, and the ratification of Crowe LLP as our Independent Registered Public Accounting Firm, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The approval of these matters will be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked “ABSTAIN.”

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

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PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of thirteen (13) members. The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C). Each year one class of Directors is elected to serve for a three-year term and until their respective successors shall have been elected and qualified.

The Board of Directors has nominated Marcia Z. Hefter, Emanuel Arturi, Rudolph J. Santoro, and Daniel Rubin for election as Class B Directors, each for a term of office expiring in 2022, and until their successors are elected and qualified. Mr. Nolan’s term as a Director expires on May 3, 2019, at which time the number of directors constituting the Board will be reduced to twelve (12).  It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The following table sets forth certain information, as of March 18, 2019, regarding the Board of Directors and each NEO identified in the summary compensation table included elsewhere in this Proxy Statement.

			Shares of
			Common Stock of
			the Company
		Director of the Company	Beneficially
Name and Age	Position Held	Since	Owned(1)		Percent
Nominees for Director
Class B (term to expire in 2022)
Marcia Z. Hefter Age 75	Director, Chairperson of the Board	1989	91,046		*
Emanuel Arturi Age 73	Director	2008	28,329		*
Rudolph J. Santoro Age 74	Director	2009	23,076		*
Daniel Rubin Age 70	Director	2015	85,784	(3)	*

Continuing Directors
Class A (term to expire in 2021)
Dennis A. Suskind Age 76	Director, Vice Chairman of the Board	2002	67,683		*
Albert E. McCoy, Jr. Age 55	Director	2008	141,516		*
Christian C. Yegen Age 75	Director	2015	99,684		*
Matthew Lindenbaum Age 56	Director	2018	2,179,651	(2)	11.0

Class C (term to expire in 2020)
Charles I. Massoud Age 74	Director	2002	23,079		*
Raymond A. Nielsen Age 68	Director	2013	10,726		*
Kevin M. O’Connor Age 56	President and Chief Executive Officer, Director	2007	152,493	(5)	*
Thomas J. Tobin Age 74	Director	1989	21,511		*

Executive Officers
who are not Directors
Howard H. Nolan (4) Age 58	Senior Executive Vice President, Chief Operating Officer and Corporate Secretary, Director	2003	58,207	(4)	*
Kevin L. Santacroce Age 50	Executive Vice President and Chief Lending Officer		35,153	(6)	*
John M. McCaffery Age 54	Executive Vice President, Chief Financial Officer and Treasurer		26,668	(7)	*
James J. Manseau Age 55	Executive Vice President and Chief Retail Banking Officer		38,443	(8)	*

All Directors, Director nominees and Executive Officers as a Group (16 persons)			3,083,049	(9)	15.5%

*Represents less than 1%

(1)

Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within

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60 days of the reporting date. See “Stock Ownership Guidelines” included in the Compensation Discussion and Analysis.
(2)

Represents the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, LLC, with respect to which Mr. Lindenbaum serves as a Principal, Managing Member and Portfolio Manager. As described in the Schedule 13D/A filed on December 18, 2017 with the SEC with respect to the Company’s Common Stock, each of Basswood Capital Management, LLC, Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons. As of March 18, 2019, the group collectively beneficially own 2,785,905 shares of the Company’s Common Stock.

(3)	Director Rubin had pledged 15,378 shares of common stock as additional collateral for a loan.
(4)

Mr. Nolan’s term as a director expires on May 3, 2019. Mr. Nolan’s stock ownership includes 9,299 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 2,607 shares that can be acquired through the exercise of vested stock options.

(5)

Includes 21,487 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 5,751 shares that can be acquired through the exercise of vested stock options.

(6)

Includes 8,744 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 2,530 shares that can be acquired through the exercise of vested stock options.

(7)

Includes 7,650 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 2,530 shares that can be acquired through the exercise of vested stock options.

(8)

Includes 8,265 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 2,377 shares that can be acquired through the exercise of vested stock options.

(9)

Includes 55,445 shares of restricted stock subject to future vesting but as to which voting may currently be directed, and 15,795 shares that can be acquired through the exercise of vested stock options.

The business experience of each of the Company’s directors, NEOs and persons nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Directors

Marcia Z. Hefter

Ms. Hefter is senior counsel in the law firm Esseks, Hefter, Angel, Di Talia & Pasca, LLP located in Riverhead, New York. She is Chairperson of the Company’s Board of Directors and serves on the Compensation Committee. Ms. Hefter has been a Director of the Company since 1989 and a Director of the Bank since 1988. Ms. Hefter is a graduate of Boston University and New York University School of Law. Ms. Hefter’s background as a lawyer and long standing service as a Director provides the Board of Directors with a unique perspective and counsel in its oversight of the Company.

Dennis A. Suskind

Mr. Suskind is a retired General Partner of Goldman Sachs & Co. He is Vice Chairperson of the Company’s Board of Directors and serves on the Audit Committee as a financial expert and as Chairperson of the Risk Committee and Corporate Governance and Nominating Committee. He has been a Director of the Company since 2002. Mr. Suskind is also a Director of the Chicago Mercantile Exchange and serves as a member on its Audit, Compensation and Finance Committees and is Chairperson of its Risk Committee. Mr.  Suskind is also a board member of Navistar Corporation. His considerable experience in investment banking, capital markets and his service on the Board of Directors of another large publicly traded company are valuable to the Board of Directors in many ways, including its assessment of the Company’s sources and uses of capital.

Emanuel Arturi

Mr. Arturi is Executive Vice Chairman of Knowledgent Group Inc., a business and technology consulting company. Mr. Arturi previously was co-founder of BusinessEdge Solutions Inc., a national consulting firm specializing in financial services, communications and life science industries. He was appointed to the Company’s Board in January 2008 and is Chairperson of the Compensation Committee. He is a graduate of Montclair State University and Fairleigh Dickinson University. Mr. Arturi’s business and technology experience and familiarity with the communities served by the Company provide a broad business perspective to the Board of Directors.

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Matthew Lindenbaum

Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, LLC. Mr. Lindenbaum previously served as Vice Chairman of Community National Bank (“CNB”) and was a director at CNB from 2005 to 2015. He has also served as a Director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Board of Directors of other community banks are considered valuable attributes for service on the Board.

Charles I. Massoud

Mr. Massoud is President of Paumanok Vineyards located in Aquebogue, New York and President of Palmer Winery LTD. located in Riverhead, New York. Mr. Massoud serves as a member of the Audit Committee and Corporate Governance and Nominating Committee and has served as a Director of the Company since 2002. Mr. Massoud is a graduate of the Wharton School of the University of Pennsylvania and worked for IBM for nearly 20 years as a marketing executive. Mr. Massoud’s extensive knowledge of local markets, educational background, and business experience benefits the Board of Directors in its oversight of strategic planning and business development.

Albert E. McCoy, Jr.

Mr. McCoy is President of W. F. McCoy Petroleum Products Inc. and the McCoy Bus Company located in Bridgehampton, New York. Mr. McCoy is a member of the Compensation Committee and has served as a Director since April 2008. He is a graduate of George Washington University and a long standing shareholder of the Company. Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Raymond A. Nielsen

Mr. Nielsen is a Director of CVD Equipment Corp. He previously served as the Director of Finance for the Beechwood Organization responsible for Project and Corporate Finance including Strategic Planning Initiatives. Mr. Nielsen is the former CEO of Reliance Federal Savings Bank, Herald National Bank, and a 45 year veteran of the banking industry. Mr. Nielsen is a member of the Compensation Committee and has served as a Director since November 2013. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary North Fork Bank for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director. Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Daniel Rubin

Mr. Rubin was a former member of the Board of Directors of Community National Bank (“CNB”) who was appointed to the Board in June 2015. Mr. Rubin is a founding Board Member of the former Community State Bank of Teaneck, New Jersey. His business experience includes a long tenure in the textile and fashion industry, as well as other entrepreneurial ventures. Mr. Rubin is a Board Member and past President of the United Jewish Appeal of Northern New Jersey and a former board member of Englewood Hospital and Medical Center in Englewood, New Jersey among other philanthropic affiliations. Mr. Rubin brings to the Board of Directors an extensive knowledge of the New York City and New Jersey real estate markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Rudolph J. Santoro

Mr. Santoro is a retired Partner of Deloitte LLP, where he served as a National Industry Director of the Publishing and Media Industry. Mr. Santoro was appointed to the Board in June 2009 and serves as the Chairperson of the Audit Committee. Mr. Santoro is a graduate of Long Island University and is a Certified Public Accountant with approximately 38 years of public accounting experience. He also serves as Vice President of the Suffolk County Council of the Boy Scouts of America and as an Emeritus Board Member of Big Brother/Big Sisters of New York City. Mr. Santoro’s background in public accounting enhances the Board of Director’s oversight of financial reporting and disclosure issues.

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Thomas J. Tobin

Mr. Tobin retired as President Emeritus and Special Advisor to the Board on March 2, 2010. Prior to January 1, 2008, Mr. Tobin was President and Chief Executive Officer, a position he held for 21 years. Mr. Tobin has served as a Director of the Company since 1989 and as a Director of the Bank since 1986. Mr. Tobin’s former position as President and Chief Executive Officer of the Company, extensive banking experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Christian C. Yegen

Mr. Yegen was a former member of the Board of Directors of CNB who was appointed to the Board in June 2015. Mr. Yegen was also on the board of the former Community State Bank of Teaneck, New Jersey. His diverse business experience includes 16 years as the Chairman of Yegen Holdings Corp., which was eventually sold to an investor group. He holds an apartment portfolio of over 1,000 units, owned and managed in northeast New Jersey. He received his undergraduate degree from Brown University and is a graduate of New York University School of Law. Mr. Yegen brings to the Board of Directors an extensive knowledge of the New York City and New Jersey real estate markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

NEOs Who Are Directors

Kevin M. O’Connor

Mr. O’Connor is President and Chief Executive Officer of the Company. He joined the Company in October 2007 as President and Chief Executive Officer Designee and Director. On January 1, 2008, he became President and CEO. Prior to joining the Company, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007. Mr. O’Connor is a graduate of Adelphi University. Mr. O’Connor’s background and extensive banking experience provides a valuable resource to the Board of Directors.

Howard H. Nolan

Mr. Nolan is Senior Executive Vice President, Chief Operating Officer and Corporate Secretary. He previously served as Chief Administrative & Financial Officer of the Company. Mr. Nolan is a Certified Public Accountant and joined the Board as a Director in 2003 and was appointed Chief Operating Officer in June 2006. Prior to 2006, Mr. Nolan was Vice President of Finance and Treasurer for Gentiva Health Services, Inc. and held various management positions at Long Island Savings Bank and was Senior Audit Manager at KPMG. Mr. Nolan is a graduate of Dowling College. Mr. Nolan’s background and extensive experience in operations, finance and accounting and knowledge of local markets provides a valuable resource to the Board of Directors. Mr. Nolan’s term as a Director expires on May 3, 2019.

NEOs Who Are Not Directors

Kevin L. Santacroce

Mr. Santacroce is Executive Vice President and Chief Lending Officer of the Company. Mr. Santacroce joined the Company in March 1997 as Assistant Cashier and Credit Administrator. In January 2004, Mr. Santacroce was promoted to Senior Vice President and Chief Lending Officer. Mr. Santacroce is a graduate of Bryant University.

John M. McCaffery

Mr. McCaffery is Executive Vice President, Chief Financial Officer and Treasurer. Mr. McCaffery joined the Company in 2012 as Senior Vice President and Treasurer, was promoted to Executive Vice President in 2014 and appointed Chief Financial Officer in 2016. Prior to his service at the Company, Mr. McCaffery was the Treasurer of State Bank of Long Island. Mr. McCaffery is a graduate of Hofstra University.

James J. Manseau

Mr. Manseau is Executive Vice President and Chief Retail Banking Officer of the Company. Mr. Manseau joined the Company as Senior Vice President and Chief Retail Banking Officer in March 2008. Prior to joining the Company, Mr. Manseau served as a Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One. Mr. Manseau is a graduate of the State University of New York at Farmingdale.

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DIRECTOR NOMINATIONS

The Board of Directors has established a Corporate Governance and Nominating Committee for the selection of Directors to be elected by the shareholders. Nominations of Directors to the Board are recommended by the Committee and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all Directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.

The Board has determined that, except as to Messrs. O’Connor and Nolan, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock Market. Messrs. O’Connor and Nolan are not considered independent because they are employees of the Company. Mr. Nolan’s service as a director will expire as of the May 3, 2019 Annual Meeting of Shareholders. In reaching independence determinations of other Directors, the Board considered loans outstanding that were made on the same terms as available to others and as to the independence of Mr. Tobin, noted that the continuing compensation he receives from the Company for his prior employment as an executive officer, which employment ceased on March 2, 2010, is non-discretionary and not contingent on continuing service.

The Company’s Corporate Governance and Nominating Committee Charter outlines the nomination process and is available on the Company’s website, www.bnbbank.com. The Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	Has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;
•	Has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	Is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;
•	Is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
•	Is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and
•	Has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity on the Board of Directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Directors.

All nominees for director currently serve on the Board.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932. The Corporate

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Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•

The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of shareholder ownership should be provided);

•	A statement of the candidate’s business and educational experience;
•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	A statement detailing any relationship between the candidate and the Company;
•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
•	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in “Advance Notice of Business or Nominations to Be Brought Before an Annual Meeting.”

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, Attention:  Board Administration.

The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;
•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.bnbbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

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BOARD MEETINGS AND COMMITTEES

The following three standing committees facilitate and assist the Board in executing its responsibilities:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Rudolph J. Santoro*	Emanuel Arturi*	Dennis A. Suskind*
Charles I. Massoud	Marcia Z. Hefter	Charles I. Massoud
Dennis A. Suskind	Albert E. McCoy, Jr.	Rudolph J. Santoro
Daniel Rubin	Raymond A. Nielsen	Raymond A. Nielsen
	Matthew Lindenbaum	Matthew Lindenbaum

*  Committee Chairperson

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank meets monthly, or more often as may be necessary. The Board of Directors of the Company and the Bank met eighteen times during 2018. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2018, including Board and Committee meetings of the Bank and the Company. Although it has no official policy, the Board strongly encourages each of its members to attend the Annual Meeting of Stockholders. All persons serving on the Board of Directors at the time of the Annual Meeting of Stockholders held on May 4, 2018 attended the meeting.

BOARD LEADERSHIP AND RISK OVERSIGHT

Board Leadership Structure

The Board historically has been chaired by an independent director, rather than the chief executive officer. The current chairperson is Ms. Marcia Hefter. The Board of Directors believes that the non-executive chair structure helps to distinguish the role of the chairperson, in managing the board, which in turn serves in an oversight capacity, from the responsibilities of the chief executive officer in managing the operations of the Company.

The Role of the Board in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. The Risk and Audit Committees assists the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Bank’s Enterprise Risk Committee receives regular reports from the Compensation, Credit, ALCO, Operational and Compliance Risk Committees of the Board. In addition, the Enterprise Risk Management Committee (“ERMC”), provides regular reports as to the actions taken by management to adequately address those risks.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Santoro (Chairperson), Massoud, Rubin and Suskind. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ® corporate governance listing standards and under SEC Rule 10A‑3. The duties and responsibilities of the Audit Committee include, among other things:

•	Retaining, overseeing and evaluating the Independent Registered Public Accounting Firm to audit the annual consolidated financial statements of the Company;
•	Overseeing the Company’s financial reporting processes in consultation with the Independent Registered Public Accounting Firm and the internal audit function;

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•

Reviewing the annual audited consolidated financial statements, quarterly financial statements and the Independent Registered Public Accounting Firm’s report with management and the Independent Registered Public Accounting Firm and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10‑K;

•	Maintaining direct lines of communication with the Board of Directors, management, internal audit staff and the Independent Registered Public Accounting Firm;
•	Overseeing the internal audit function and reviewing management’s administration of the system of internal accounting controls;
•	Approving all engagements for audit and non-audit services by the Independent Registered Public Accounting Firm; and
•	Reviewing the adequacy of the Audit Committee charter.

The Audit Committee met nine times during 2018. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Rudolph Santoro and Dennis Suskind are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, www.bnbbank.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2018;
•

Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•

Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018 and filed with the SEC. In addition, the Audit Committee selected Crowe LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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The foregoing report has been furnished by Audit Committee members:

Rudolph J. Santoro, Chairperson
Charles I. Massoud
Daniel Rubin
Dennis A. Suskind

THE COMPENSATION COMMITTEE

The Compensation Committee met ten times in fiscal year 2018. The Compensation Committee consists of Directors Arturi (Chairperson), Hefter, McCoy Jr., Nielsen, and Lindenbaum. Each member is considered independent as defined in the NASDAQ® corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.bnbbank.com.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;
•

Review, evaluate and recommend Company objectives relevant to the CEO’s compensation; evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation;

•

Review, evaluate and recommend goals relevant to the compensation of the Company’s other executive management personnel; and review such officers’ performance in light of these goals and determine (or recommend to the full Board of Directors for determination) such officers’ cash and equity compensation based on this evaluation;

•

Review, evaluate and recommend, in consultation with the corporate governance committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;

•	Administer the Company’s stock benefit plans; and
•	Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives.

Compensation recommendations for the President and Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Lending Officer (“CLO”), Chief Retail Banking Officer (“CRO”) and Chief Financial Officer (“CFO”), collectively known as NEOs, are made by the Compensation Committee to the Board of Directors. Decisions regarding non-equity compensation for the other officers are made under the authority of the Company’s CEO. The Committee has engaged McLagan, an outside and independent national compensation consulting firm, to assist in the annual review of its incentive compensation arrangements for the NEOs and all other employee groups of the Bank. McLagan has not provided any other services for the Company.

At the request of the Committee, Compensation Committee meetings are regularly attended by the CEO, COO, and CFO. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance department support the Compensation Committee in its duties and, along with the CEO, COO, and CFO, may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

In addition, the Compensation Committee engaged McLagan to assist in the review of potential risks stemming from the Company’s compensation programs. McLagan conducted a comprehensive review and evaluation of incentive plans covering all employees of the Company. The review included an evaluation of the design features of each plan, the governance and oversight aspects of each plan, the mix of cash and equity incentives opportunities, the use of performance metrics, the performance periods and time horizon of each plan, the various termination provisions associated with the plans, and other dimensions of the plans deemed relevant for the risk review process. McLagan reviewed the results of its assessment with the Committee and with management. Based on the results of the independent assessment by McLagan

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and the assessment of risks by the Committee, the Board has determined that the Company’s compensation policies, practices and programs do not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on Bridge Bancorp, Inc.

The Compensation Committee considered the independence of McLagan, in light of SEC rules and NASDAQ listing standards. The Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest and that McLagan has served as an independent compensation consultant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Arturi (Chairperson), Hefter, McCoy, Jr., Nielsen, and Lindenbaum. None of these directors was during 2018, or is formerly, an officer of the Company. During the year ended December 31, 2018, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary goals of the Compensation Committee (“Committee”) for 2018 were consistent with its established philosophy of providing compensation arrangements for executive officers that are designed to attract and retain executives who can perform and manage the Company in the shareholders’ best interest. These compensation arrangements are designed to be aligned with the performance of the Company both on a short-term and long-term basis and are based on individual contributions and the Company’s performance.

Company Performance

Our Company has experienced significant growth in assets, deposits and earnings over the past five years while maintaining very favorable credit quality.

In 2018, the management team continued to grow our Company and take advantage of opportunities available in our marketplace. The Committee views the performance in 2018 after adjusting for several one-time items, as a continuation of performance at a very high level as shown below:

•

Performance: Reported returns on average assets and equity for 2018 were 0.87% and 8.66% respectively, and the Company’s net income was $39.2 million, compared to $20.5 million reported in 2017. The 2018 results include several one-time charges recorded during the year. The Company executed on two major initiatives; a second quarter 2018 balance sheet restructure and fourth quarter office relocation and consolidation. These initiatives resulted in total charges of $6.8 million, after tax. In addition, the Company recorded a $6.9 million after tax charge related to the fraudulent conduct of a business customer through their deposit accounts at the Bank. The Company’s adjusted returns on average assets and equity for 2018 excluding these charges, net of income taxes, were 1.18% and 11.69%, respectively.

•

Growth Strategy: The Company has continued its disciplined growth strategy delivering growth in both loans and deposits. During 2018, the Company experienced growth in loans of $173 million, or 6% and deposits increased $552 million, or 17%. At December 31, 2018, the Company had total assets of $4.7 billion, including $3.3 billion in loans, $3.9 billion in deposits and 39 branches from Montauk to Manhattan.

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•

Credit Quality: The Company recognized net charge-offs of $2.1 million for 2018, compared to net charge-offs of $8.2 million for the full year 2017.  The charge-offs in 2018 resulted from the charge-off of one loan which was fully reserved for and partial charge-offs recognized on eleven taxi medallion loans attributable to payoff settlements accepted by the Bank. The charge-offs in 2017 resulted primarily from the charge-off of loans and specific reserves associated with two specific relationships. At December 31, 2018, the Company’s non-performing assets were $3.0 million, or 0.06% of total assets, compared to $7.0 million, or 0.16% of total assets, at December 31, 2017. Non-performing assets remain significantly better than peers.

•

Capital Management and Dividend Payments: The Company has attracted and retained access to the capital and debt markets, and generated capital through retained earnings, increasing stockholders’ equity $279 million since December 31, 2014. This capital was deployed to support the growth associated with the acquisition of CNB in June 2015, as well as organic growth. In 2018, the Company paid four quarterly dividends to shareholders totaling $0.92 per share. This continues the Company’s long term trend of uninterrupted dividends.

•

Long-Term Performance: From January 1, 2014 to December 31, 2018, the Company’s tangible book value has increased $3.46 per share, or 25%, and the Company’s assets have grown $2.8 billion, or 148%, from approximately $1.9 billion to $4.7 billion.

Key Compensation Decisions – Executive Summary

Increased Base Salaries – Based upon a review of compensation paid to executives in the proxy peer group and in light of Company and individual performance for 2018, the Committee and Board adjusted salaries for 2019 for the NEOs as follows:

	2019	2018	% Increase
Kevin M. O’Connor	$700,000	$625,000	12%
Howard H. Nolan	$365,000	$350,000	4%
Kevin L. Santacroce	$365,000	$350,000	4%
John M. McCaffery	$375,000	$350,000	7%
James J. Manseau	$330,000	$330,000	-

Payments Under the Short Term Incentive Plan: The primary performance vehicle for the Bank is the Short Term Incentive Program (“STIP”). The STIP is based 80% on absolute measures and 20% on board discretion. The STIP establishes threshold, target and maximum performance criteria for each performance goal. The Company must achieve threshold performance level in order for a minimum payout to occur.  For 2018, the Board determined STIP was awarded at 62% achievement which is between threshold and target performance compared to 50% achievement in 2017.  No discretion was awarded by the Board in 2018. The Plan awards for 2018 were paid 80% in cash and 20% in restricted stock. Please see “Short Term Incentive Program” under the section “2018 Executive Compensation Components” for more details.

Long Term Incentive Plan: During 2018, in accordance with the Long Term Incentive Plan (“LTI Plan”), the Board granted long term stock awards including performance based awards. The awards are determined by the Committee and Board within a specified target range of between 30‑60% of salary. The LTI Plan includes 60% performance vested awards and 40% time vested awards. The performance based awards are in the form of 30% Performance Share Units (“PSUs”) and 30% premium priced stock options. The PSUs cliff vest after three years contingent upon the achievement of the Board established 3 year EPS goals, subject to adjustment up or down based upon the Company’s 3 year total shareholder return (“TSR”) relative to peer banks. The stock options reflect an exercise price at a 10% premium to the closing price at the date of grant. The time vested awards are in the form of restricted stock units (“RSUs”) and vest ratably over five years.  Please see “Long Term Stock Incentive Program” and “Realizable Compensation” under the section “2018 Executive Compensation Components” for more details.

Chief Executive Officer Compensation:

•

Base Salary – In order to align his compensation with CEOs in the peer group and based on his individual performance and the performance of the Company for 2018, Mr. O’Connor received an increase in base salary for 2019. The Board increased Mr. O’Connor’s 2019 base salary 12% to $700,000 from $625,000. Mr. O’Connor did not receive an increase in salary in 2018.

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•

STIP Award – For 2018, Mr. O’Connor earned a STIP award of 42% of base salary. This reflects personal achievement of 75% resulting in a downward adjustment of 14%, associated with the fraud loss from his eligible amount of 56% based on the board determined performance achievement of 62%. This also represents 47% of the overall maximum payout opportunity of 90% of base salary. The STIP Award of $261,600 is paid 80% in cash, and 20% in restricted stock that was granted in February 2019 and vests ratably over three years.

•

LTI Plan – As noted above, the Board approved the grant of equity in 2018. Mr. O’Connor’s 2018 grant was based on a target amount of 60% of his salary. Under the LTI Plan, the awards are granted in the form of 30% PSUs, 30% premium priced stock options, and 40% in time vested RSUs. The PSUs cliff vest after three years and upon achievement of the performance goals, and the options vest ratably over three years, while time vested RSUs vest ratably over 5 years.

Other Named Executive Officer Compensation:

•	Base Salaries – As noted above, the Board increased base salaries between 0% and 7% for the other executives during 2019.
•

STIP Award – Each of the officers listed below were impacted by the Company’s 2018 performance. Each received a STIP award between the threshold and target level and equal to 62% of the overall maximum opportunity of 60% of base salary, except for Mr. Manseau whose personal achievement was 50% resulting in a downward adjustment to his award. In a similar fashion, all STIP Awards are paid 80% in cash and 20% in restricted stock that vest ratably over three years.

•	LTI Plan - The other executives also participated in the LTI Plan described above with grants of equity in 2018.

The Summary Compensation Table includes the cash portion of the STIP award earned in 2018, based on 2018 performance and paid in 2019, and restricted stock awards,  restricted stock units, performance share units and stock options granted on February 13, 2018 based on 2017 performance as presented below:

			2018 Cash	2018 Stock / RSU Awards								Total Stock	Total Stock
		2018 Cash	Incentive %	STIP		Long Term						RSU / Options	RSU / Options
NEO	2018 Base Salary	Incentive	Salary	Shares	$	PSUs	$	RSUs	$	Stock Options	$	Awards #	Awards $
Kevin M. O’Connor	$625,000	$209,280	33.5%	1,923	$63,280	3,339	$112,500	4,559	$150,000	17,255	$112,500	27,076	$438,280
Howard H. Nolan	$350,000	$104,160	29.8%	930	$30,600	1,514	$51,000	2,067	$68,000	7,822	$51,000	12,333	$200,600
Kevin L. Santacroce	$350,000	$104,160	29.8%	678	$22,300	1,469	$49,500	2,006	$66,000	7,592	$49,500	11,745	$187,300
John M. McCaffery	$350,000	$104,160	29.8%	903	$29,700	1,469	$49,500	2,006	$66,000	7,592	$49,500	11,970	$194,700
James J. Manseau	$330,000	$49,104	14.9%	848	$27,900	1,380	$46,500	1,884	$62,000	7,132	$46,500	11,244	$182,900

Shareholder Vote

At our 2018 annual meeting, 95.6% of our shareholders approved our “say-on-pay” resolution as to the executive compensation disclosed in last year’s proxy statement. The Company considered the shareholder advisory vote from the most recent annual meeting to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. As a result, the Compensation Committee retained its overall approach to executive compensation. The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.

Overview of the Compensation Plan

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The goal of the Committee is for the total compensation awarded to, earned by, and paid to our NEOs and “covered employees” to be fair, reasonable and competitive and to comply with the regulatory guidance on Sound Incentive Compensation Policies (“SICP”). Covered employees included senior executives as well as other employees who, either individually or as part of a group, have the ability to expose the Company or Bank to material amounts of risk.

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Compensation Philosophy and Objectives

The compensation philosophy, established by the Committee, provides broad guidance on executive compensation and, more specifically, the compensation of the NEOs and other covered employees. The incentive compensation plans are designed to be consistent with safety and soundness standards and the regulatory guidance on SICP. The Plans include consideration of the following key principles:

(1)

Incentive compensation arrangements should provide employees with incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company or Bank to imprudent risk;

(2)	These arrangements should be compatible with effective controls and risk management; and
(3)	These arrangements should be supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

The Committee engaged McLagan, as its independent compensation consultant to review the design of the Company’s compensation plans and associated policies and procedures in light of the compliance requirements of the SICP.

The compensation philosophy includes:

•	Aligning shareholder value with compensation;
•	Providing a direct and transparent link between our performance and pay for the NEOs;
•	Aligning the interests of the Company’s senior executive officers with that of the shareholders through performance based incentive plans;
•	Making wise use of the Company’s equity resources to ensure compatibility between management and shareholder interests; and
•	Awarding total compensation that is both reasonable and effective in attracting, motivating, and retaining key executives.

The compensation objectives of the Company and Bank, subject to experience and achieving plan performance, are to:

•	Pay base salaries to the Company’s senior executives at a level consistent with the Company’s performance related to the Company’s selected peer group (the market);
•	Provide total cash compensation (salary and cash incentive compensation) to the Company’s senior executives at a level consistent with performance related to market;
•	Provide total direct compensation (the sum of salary, cash incentives and equity incentives) at a level consistent with performance related to market, based on planned and cumulative performance;
•	Align senior management’s interest with that of shareholders by ensuring equity is a meaningful part of total incentive compensation; and
•	Comply with the SICP.

For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and performance as well as internally developed goals. However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Committee.

In addition, the Company’s compensation philosophy is to provide retirement benefits that are competitive with market practice. The Committee of the Board annually reviews the administration of the compensation plans.

We have considered the most recent shareholder say-on-pay advisory vote in determining compensation policies and decisions. In light of strong stockholder support, the Committee concluded that no material revisions were necessary to our executive officer 2018 compensation program. The Committee annually assesses the Company’s compensation program to ensure alignment with the strategic plan and overall risk profile.

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Risk Assessment Process to Determine Covered Employees

Our management has reviewed all job positions to determine which positions have the ability to expose us to material risks. In determining whether an employee, or group of employees, may expose us to material risk, management considered the full range of inherent risks arising from or generated by, the employees’ activities, including Credit/Asset Quality, Asset Liability/Interest Rate Risk, Liquidity, Operational/Transactional, Compliance/Legal, Reputation and Strategic risks.

Risks are considered to be material if they are material to the Company or Bank, or a business line or operating unit of the Bank that is itself material to the Company or Bank.

Principle 1: Balanced Risk Taking Incentives

All covered employees’ incentive plans were evaluated to determine if the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risks.

Principle 2: Compatibility with Effective Controls and Risk Management

The Bank’s risk management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements. These processes and controls include documentation to permit an audit of the effectiveness of the Bank’s process for establishing, modifying and monitoring incentive compensation arrangements.

Principle 3: Strong Corporate Governance

Our incentive compensation plans are supported by strong corporate governance, including active and effective oversight by the Committee and Board. In addition, the Committee reviews all incentive plans and has hired an independent compensation consultant, McLagan, to assess the incentive compensation arrangements for compliance with SICP. The Committee receives information and analysis from McLagan and management to allow the Committee and Board to assess whether the overall design and performance of the incentive compensation arrangements are consistent with the Company’s and Bank’s safety and soundness.

Role of CEO in Compensation Decisions

The CEO does not attend portions of the Committee and Board meetings during which his performance is being evaluated or his compensation is being determined. The CEO provides recommendations to the Committee and Board on the other NEOs compensation.  The Committee recommends, and the Board approves, all compensation decisions for the CEO as well as the other NEOs and approves recommendations regarding equity awards to certain officers of the Company. The NEOs annually review the performance and recommend compensation for senior management of the Company who are not NEOs.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and equity compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, McLagan’s annual review provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and on the recommendations being made by the Company’s management for other key executives. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded financial institutions that are comparable in asset size and performance (collectively, the “Compensation Peer Group”). When selecting the peer group, peer bank performance is taken into consideration. The key performance measures used in selecting the Company’s peer group are:

•	Asset Size
•	Geographic Location
•	Return on Average Equity (“ROAE”)
•	Non-Performing Assets as a Percentage of Total Assets
•	Loan Portfolio Focused on Commercial Lending

The Compensation Peer Group was reviewed by the Committee in 2017, and changes were made to replace previous peer banks that were acquired. Not all companies in the Compensation Peer Group reported data for each of our executive

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positions. The twenty companies comprising the Compensation Peer Group used to set fiscal year 2018 pay levels and to assess relative total shareholder return for 2018 restricted stock unit grants for the NEOs follows:

Compensation Peer Group
Blue Hills Bancorp Inc.	Flushing Financial Corp.
Brookline Bancorp, Inc.	Hingham Institution for Savings
Century Bancorp	Lakeland Bancorp, Inc.
CNB Financial Corp.	Kearny Financial Corp.
ConnectOne Bancorp	Meridian Bancorp Inc.
Dime Community Bancshares	OceanFirst Financial Corp.
Eagle Bancorp	Oritani Financial Corp.
Enterprise Bancorp, Inc	Peapack-Gladstone Financial
First Connecticut Bancorp, Inc.	Sandy Spring Bancorp Inc.
First of Long Island Corporation	Univest Corporation of Pennsylvania

Market compensation comparisons were based primarily on information from the Compensation Peer Group. Market data was aged by an annualized factor of 3.0% to adjust for the historical nature of the data.

Each NEO’s current compensation was compared to the median of the applicable benchmark position within the Compensation Peer Group.  Overall base pay and the targeted level of total direct compensation was competitive with the market median (+/- 15% on average). A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Committee’s recommendations on granting restricted stock awards are based on the evaluation of the Company’s performance in connection with year-end results, the individual’s accomplishments and the position held by the individual. The NEOs are parties to employment agreements which are described elsewhere in this Proxy statement.

2018 Executive Compensation Components

For fiscal year ended December 31, 2018, the principal components of compensation for NEOs were:

•	Base salary
•	Short term incentive program
•	Long term equity incentive compensation
•	Retirement and other benefits
•	Perquisites and other personal benefits

Base Salary

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will generally reflect +/- 15% of the market 50th percentile. The annual salary of the NEOs is reviewed annually by the Committee and Board of Directors. Base salaries for the NEOs for 2018 and 2017 follows:

	2018	2017	% Change
Kevin M. O’Connor	$625,000	$625,000	-%
Howard H. Nolan	$350,000	$340,000	3%
Kevin L. Santacroce	$350,000	$330,000	6%
John M. McCaffery	$350,000	$330,000	6%
James J. Manseau	$330,000	$310,000	6%

The increases in 2018 base salaries addressed individual performance as well as the general shortfall to market and brought the NEOs into alignment with the base salaries of the proxy peers.

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Short Term Incentive Program

Each NEO has an incentive opportunity defined by a target incentive and range that is based on their role and competitive market practice. Incentive targets/ranges are expressed as a percentage of base salary and determined based on competitive market practice for similar roles in similar organizations. The Board established the financial performance targets to be used in establishing awards under the STIP for fiscal 2018, as well as the percentage of base salary that can be earned by each category of officer based on the achievement of targets. The Plan is structured as follows:

Weighing %
Board Defined “Absolute” Goals
Profitability
Adjusted ROAE	15%
Adjusted EPS	20
Adjusted Operating Expense to Average Assets	15%
50
Growth
Deposits	20%

Asset Quality
NPA to Assets	10%
Total Absolute Goals	80%

Board Discretion	20%
Total	100%

In 2018, the Board amended the STIP to remove goals relative to peers. The “absolute” goals are established by the Board and are measured based on the year ended December 31, 2018. The remaining 20% is determined at the discretion of the Board. The Company also maintains a STIP for all other employees based on absolute goals approved by the Committee and Board. The NEOs have agreed that their performance achievement will not exceed the performance achievement of the other employee STIP. The “adjusted” goals above are consistent with the adjusted measures presented in the Company’s earnings’ releases and exclude non recurring costs and income items, except the fraud loss. For each performance goal, the Board established three performance levels; Threshold, Target Performance and Maximum Performance.

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Additionally, for each individual performance goal, up to 200% of the goal weighting can be achieved. However, the total STIP award is capped at the maximum % of base salary for each NEO.  In order to earn a minimum payout, the Company’s performance achievement must equal or exceed the threshold level. If none of the performance criteria are achieved, no short term incentive is earned under the Plan. However, the Committee may at its discretion, recommend to the Board awards it considers reasonable. For 2018, Bridge Bancorp’s performance achievement was as follows:

					BDGE at	% of Max	BDGE
Absolute Measures	Weightings	Threshold	Target	Max	12/31/18	Achieved	Achievement
Profitability
Adjusted ROAE	15%	9.00%	10.00%	12.00%	10.15%	73%	11%
Adjusted EPS	20%	$2.00	$2.30	$2.55	$2.31	70%	14%
Adjusted Operating Expenses/Average Assets	15%	1.97%	1.90%	1.80%	1.95%	40%	6%
	50%						31%
Growth
Deposits	20%	10.00%	12.00%	16.00	13.30%	90%	18%

Asset Quality
NPA to Assets	10%	0.40%	0.30%	0.20%	0.06%	130%	13%

Quantitative measures	80%						62%

Board Discretion	20%						—%

Total Achievement	100%						62%

The Company’s achievement reflects certain adjustments to reported results.  Adjusted ROAE and Adjusted EPS exclude the net securities losses associated with the balance sheet restructuring in the second quarter of 2018. The Adjusted Operating Expense to Average Assets excludes the net fraud loss reported in the third quarter of 2018. The Board awarded 0% of the discretionary component due to the net fraud loss resulting in 62% achievement and the following payout % of base salary for each NEO:

	Payout Opportunity as a % of Base Salary			Actual Payout
NEO	Threshold %	Target %	Maximum %	% of Base Salary

Kevin M. O’Connor	30%	60%	90%	42%
Howard H. Nolan	20%	40%	60%	37%
Kevin L. Santacroce	20%	40%	60%	37%
John M. McCaffery	20%	40%	60%	37%
James J. Manseau	20%	40%	60%	19%

As described in the proxy filed in 2018, the 2017 Plan had five performance goals; two relative measures vs. the compensation peer group: return on average equity, operating expense to average assets, and three absolute measures determined by the Board: core earnings per share, non-performing assets as a percentage of total assets, and net charge-offs to average assets. The Company achieved 50% of the maximum incentive opportunity in 2017 and these results determined the dollar value of the equity awards granted in 2018.

In order to further ensure that the Company’s compensation programs do not encourage undue and unnecessary risks and promote a long-term outlook among the NEOs, the Committee and Board determined that the amount earned under the STIP will be paid partially in cash and partially in restricted stock awards. For 2018, the STIP awards were paid out 80% cash and 20% restricted stock awards. For 2017, STIP awards were paid out 70% cash and 30% restricted stock awards. For 2018, each restricted stock award granted in 2019 vests ratably over three years. Dividends are paid on unvested

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restricted stock awards. The incentive compensation earned by NEOs for the years ended December 31, 2018 and 2017, respectively, reflecting the impact of performance achievements is as follows:

	Incentive Compensation Earned for the Years Ended December 31,
	2018			2017
		Restricted			Restricted
	Cash	Stock	Total	Cash	Stock	Total
Kevin M. O'Connor	$209,280	$52,320	$261,600	$147,670	$63,280	$210,950
Howard H. Nolan	$104,160	$26,040	$130,200	$71,400	$30,600	$102,000
Kevin L. Santacroce	$104,160	$26,040	$130,200	$51,975	$22,275	$74,250
John M. McCaffery	$104,160	$26,040	$130,200	$69,300	$29,700	$99,000
James J. Manseau	$49,104	$12,276	$61,380	$65,100	$27,900	$93,000

The 2017 restricted stock awards noted in the table above are included in the 2018 Summary Compensation Table under the heading “Stock Awards.”

Long Term Stock Incentive Program

The 2012 Stock-Based Incentive Plan (“2012 Equity Incentive Plan”), which was approved by the Company’s stockholders at the 2012 Annual Meeting of Stockholders, gives the Board the latitude to provide incentives and rewards to employees and Directors who are largely responsible for the success and growth of Bridge Bancorp, Inc. and its affiliates, and to assist all such entities in attracting and retaining experienced and qualified Directors, executives and other key employees.

Stock options may be either incentive stock options, which bestow certain tax benefits on the optionee, or non‑qualified stock options, not qualifying for such benefits. All options have an exercise price that is not less than the market value of the Company’s Common Stock on the date of the grant. Historically, stock based awards under the Company’s plans have either been stock options or shares of restricted stock (which are shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date).

The vesting of restricted stock depends upon the executives continuing to render services to the Company. Restricted stock awards carry dividend and voting rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Options have no value unless the Company’s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company’s stock. The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of the Company’s performance in connection with year end results, the individual’s accomplishments, the position held by the individual and the individual’s overall compensation compared to the Company’s compensation peer group.

In 2014, the Committee and Board re-designed the LTI Plan for the NEOs to include performance based awards. The awards are discretionarily determined by the Committee and Board within a specified target range of between 30‑60% of salary. The LTI Plan includes 60% performance based awards and 40% time vested awards.

For 2018, the performance based awards are in the form of 30% PSUs and 30% premium priced stock options. The PSUs cliff vest contingent upon the achievement of the Board established 3 year EPS goals, which are aligned with budget and the strategic plan. Threshold achievement is required to earn any PSUs. Performance achievement between threshold and target and target and maximum is interpolated based on actual performance. PSUs can be earned between 0% and 150% of the target value and are subject to an additional adjustment up or down 20% based upon the Company’s 3 year TSR relative to peer banks. The stock options reflect an exercise price at a 10% premium to the closing price at the date of grant and vest ratably over three years.  The time vested awards are in the form of RSUs and vest ratably over five years.

In 2017, the LTI Plan included 60% performance vested awards based on 3‑year relative TSR to the proxy peer group and 40% time vested awards. The performance based awards are subject to adjustment up or down based upon the Company’s 3 year TSR relative to peer banks with threshold achievement based on the 25th percentile, target achievement based on the 50th percentile and maximum achievement based on the 75th percentile. The awards cliff vest in five years and require an additional two year holding period before the RSUs are delivered in shares of common stock.

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Dividends on unvested PSUs and RSUs accrue to the executive in the form of additional PSUs and RSUs and are subject to forfeiture prior to vesting. The Summary Compensation Table includes the February 2018 grant of 12,522 in time vested RSUs, 9,171 in PSUs and 47,393 in premium priced stock options in each case relating to 2017 performance.

Realizable Compensation

The Committee does not believe that the Summary Compensation Table values adequately measures NEO compensation for the purpose of assessing pay-for-performance alignment. The Summary Compensation Table utilizes accounting conventions to estimate values of equity awards at the time of grant. As might be expected, these estimated values can differ significantly from the actual value that is ultimately earned from these awards.

For this reason, the Committee also considers “realizable compensation” which plays an important role in helping the Committee assess our compensation program’s alignment with shareowners’ long-term interests. It captures the impact of the Company’s current share price performance on previously granted equity awards. By using this end-of-year stock price, realizable compensation directly correlates the executive’s benefit with the return our shareowners received from investing in our Common Stock over the same period. An illustration of this alignment over a three-year period from 2016 to 2018 is shown in the charts below for the CEO and in aggregate for the other Named Executive Officers, excluding our CEO:

(1)	Stock options are valued at the spread between the December 31, 2018 stock price of $25.49 and the option exercise price.
(2)	Performance Shares are valued at the December 31, 2018 stock price of $25.49, multiplied by the trending payout based on performance compared to peers on December 31, 2018.
(3)	Restricted stock is valued at the December 31, 2018 stock price of $25.49.

Also, unlike the Summary Compensation Table, realizable compensation excludes any change in the value of an executive’s pension benefits during the year. The change in pension value shown in the Summary Compensation Table does not represent actual payments to be received upon retirement. It merely reflects the change between the current and prior year’s actuarial estimate of pension benefits, based on actuarial assumptions and external economic factors such as fluctuating interest rates. These calculations do not necessarily correlate with the value of actual benefits received and the plan does not measure individual or Company performance as assessed by the Committee and is therefore, in the Committee’s view, irrelevant to the pay-for-performance assessment.

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Realizable compensation also excludes other indirect compensation elements, such as Company contributions to the 401(k) Plan and our non-qualified deferred compensation plans, as well as auto fringe benefits. Since these elements are also not based on performance, the Committee does not consider them relevant to the assessment of the CEO’s pay relative to his performance.

Retirement and Other Benefits

The Bank maintains a 401(k) plan (the “401(k) Plan”) for the benefit of its employees. During 2018, the Bank matched 100% of the employee’s contributions up to 1% of pay plus 50% of the employee’s contributions that exceed 1% but are less than 6% of pay (a maximum company match of 3.5% of pay). All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (IRS) limits. In addition, employees at Tier 2 and Tier 3 (Tiers described below) may receive a discretionary profit sharing benefit.

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Pension Plan”) for eligible employees. All employees hired before October 1, 2012 that are at least age 21 and have completed at least one year of service are eligible to participate in the Pension Plan. The Pension Plan provides for a benefit for each participant according to the Tier the employee belongs to as outlined below. Compensation used to determine benefits are all wages, tips, and other compensation as reported on form W‑2, such as any amounts which are treated as salary reduction contributions under a 401(k) plan, a cafeteria plan or a qualified flexible benefits plan. The Normal Benefit Form is a Single Life Pension with 60 payments guaranteed. There are a number of optional forms of benefit available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon attaining age 55. As required by law, the Pension Plan is covered by the insurance program of the Pension Benefit Guaranty Corporation.

Tier 1 – NEOs and Certain Employees Who Met Specified Age and Service Requirements

•

These employees’ benefits under the Pension Plan are 1.50% of the participant’s average annual compensation multiplied by creditable service (up to 35 years); plus 1.00% of the participant’s average annual compensation multiplied by creditable service (in excess of 35 years); minus 0.49% of the participant’s average annual compensation in excess of Covered Compensation multiplied by creditable service (up to 35 years). The employee’s average annual compensation is determined using the highest average compensation during five consecutive years of employment or all years of employment, if less than five.

Tier 2 – All Other Employees Hired before October 1, 2012

•

These employee’s benefits under the Pension Plan are their accrued benefits determined using the Tier 1 formula above, but frozen for increases in service and compensation as of December 31, 2012. In addition, these employees receive benefits under the Pension Plan using a cash balance formula for all plan years beginning after December 31, 2012. The “Pay credits” under the cash balance formula are 3.75% of annual compensation for employees with less than 15 years of service and 5% of annual compensation for employees with more than 15 years of service. The “interest credits” are determined by multiplying the employee’s hypothetical account balance as of the beginning of a plan year by the actual dollar-weighted rate of return on plan investments during that plan year.

Tier 3 – All Employees Hired on or after October 1, 2012

•	These employees are excluded from the Pension Plan.

The Bank has a Supplemental Executive Retirement Plan (the “SERP”), under which additional retirement benefits are accrued for the CEO and COO. Under the defined benefit component of the SERP, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is actually entitled to under the Pension Plan at normal retirement. Under the defined contribution component of the SERP, the amount of the supplemental retirement benefit is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without taking into account limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.

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Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The NEOs are provided use of company automobiles and participation in the plans and programs described above. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2018 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

The Company and the Bank have entered into employment agreements with Messrs. O’Connor, Nolan, Santacroce, McCaffery and Manseau which are described under the heading “Employment Agreements.”

Tax Implications

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is generally limited to $1 million per year for each executive officer listed in the summary compensation table.

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”), enacted on December 22, 2017, significantly modified Section 162(m) of the Internal Revenue Code. The Tax Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Tax Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. In addition, the Tax Act expands the definition of “covered employee” to include the principal financial officer as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016.

Our restricted stock grants subject to performance vesting awarded during the fiscal years ending on and prior to December 31, 2017 are expected to continue to qualify as performance-based compensation that is exempt from the deductibility limitation under Section 162(m). A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances. Restricted stock grants made on and after January 1, 2018 will be subject to the tax deduction limitations under Section 162(m) of the Internal Revenue Code.

The Committee will consider the impact of the Tax Act on the design of the Company’s executive compensation programs going forward. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the objectives of the executive compensation programs and our compensation philosophy.

After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Clawback Policy

In February 2009, the Committee adopted a clawback policy, to recover certain incentive payments paid to the Company’s NEOs if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of Company executives and directors with those of shareholders. In March 2011, Stock Ownership Guidelines

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were implemented for NEOs and Directors of the Company that require the following minimum investment in Company common stock:

Directors:	$100,000
NEOs:	One times (1.0x) annual base salary

Stock holdings are expected to be achieved within three (3) years of the implementation of the ownership guidelines or the starting date of the individual, whichever is later. Stock ownership for NEOs and Directors will be reviewed annually as part of the annual executive performance evaluation process and as part of the Board review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors Directors’ and executives’ ownership annually. At this time, all Directors and NEOs have achieved their target stock ownership.

Pledging Policy

Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Emanuel Arturi, Chairperson
Marcia Z. Hefter
Albert E. McCoy, Jr.
Raymond A. Nielsen
Matthew Lindenbaum

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SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2018, 2017 and 2016.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Stock	Compen-	sation	Compen
Name and Principal Position	Year	Salary (1)	Bonus	Awards (2)	Options (3)	sation (4)	Earnings (5)	-sation (6)	Total
Kevin M. O’Connor	2018	$625,000	—	$325,780	$112,500	$209,280	$138,798	$48,737	$1,460,095
President &	2017	$625,000	—	$454,800	—	$147,670	$358,046	$54,744	$1,640,260
Chief Executive Officer	2016	$600,000	—	$354,900	—	$199,800	$228,214	$57,039	$1,439,953

Howard H. Nolan	2018	$350,000	—	$149,600	$51,000	$104,160	$67,765	$29,076	$751,601
Senior Executive Vice President &	2017	$340,000	—	$188,740	—	$71,400	$185,985	$32,116	$818,241
Chief Operating Officer	2016	$330,000	—	$161,455	—	$73,240	$126,265	$34,231	$725,191

Kevin L. Santacroce	2018	$350,000	—	$137,800	$49,500	$104,160	$(40,202)	$25,523	$626,781
Executive Vice President &	2017	$330,000	—	$180,200	—	$51,975	$121,501	$30,188	$713,864
Chief Lending Officer	2016	$315,000	—	$154,355	—	$69,950	$65,992	$31,787	$637,084

John M. McCaffery	2018	$350,000	—	$145,200	$49,500	$104,160	$16,046	$25,027	$689,933
Executive Vice President &	2017	$330,000	—	$177,950	—	$69,300	$51,545	$25,877	$654,672
Chief Financial Officer	2016	$305,000	—	$151,355	—	$67,700	$34,983	$24,839	$583,877

James J. Manseau	2018	$330,000	—	$136,400	$46,500	$49,104	$6,945	$30,836	$599,785
Executive Vice President &	2017	$310,000	—	$171,600	—	$65,100	$73,347	$32,491	$652,538
Chief Retail Banking Officer	2016	$300,000	—	$151,355	—	$66,600	$46,906	$33,686	$598,547

(1)	Includes voluntary salary deferrals under the Company’s 401(k) Plan.
(2)

The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of restricted stock awards and performance-based restricted stock units pursuant to the LTI Plan and STIP. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10‑K. Under the LTI Plan, 2018 awards were granted in the form of 30% performance share units, 30% premium priced stock options and 40% restricted stock units, subject to time-based vesting. Included in this column are awards granted in 2018 based on 2017 performance under the STIP. Also included in this column are dollar amounts assuming vesting of performance-based restricted stock units at target achievement as follows: Mr. O’Connor $112,500, Mr. Nolan $51,000, Mr. Santacroce $49,500, Mr. McCaffery $49,500 and Mr. Manseau $46,500. Assuming vesting of performance share units granted in 2018 at the maximum level, the grant date fair value of these performance-based awards would have been as follows: Mr. O’Connor $168,750; Mr. Nolan $76,500; Mr. Santacroce $74,250; Mr. McCaffery $74,250 and Mr. Manseau $69,750. The number of performance share units are determined on the third anniversary of the date of grant, based on the achievement of the board established 3 year EPS Goals ranging from 0% to 150% of the target number of units and subsequently adjusted up or down 20% based on three year total shareholder return relative to peer banks. Under the STIP, restricted stock awards are subject to time-based vesting, and the vesting schedule for awards under the LTI Plan and the STIP are described in the “Outstanding Equity Awards at Fiscal Year-End” table below.

(3)

The amounts represent the grant date fair value of stock options computed in accordance with FASB ASC No. 718. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K.

(4)	The amounts represent cash awards under the STIP. See discussion of “Short Term Incentive Plan” in the above Compensation Discussion and Analysis.
(5)

Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2018, 2017, and 2016, respectively. Reflects change in present value of accumulated benefits under the pension plan and SERP for each NEO except Mr. Santacroce, Mr. Manseau and Mr. McCaffery, which reflects change in pension plan value only.

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(6)	Details of the amounts reported in the “All Other Compensation” column for 2018 are provided in the table below.

	Itemization of All Other Compensation
	of Summary Compensation Table For 2018
		Dividends on
	401(k)	Restricted
	Contribution	Stock	Auto	Total
Kevin M. O'Connor	$9,625	$32,074	$7,038	$48,737

Howard H. Nolan	$9,625	$14,267	$5,184	$29,076

Kevin L. Santacroce	$9,625	$13,368	$2,530	$25,523

John M. McCaffery	$9,625	$9,455	$5,947	$25,027

James J. Manseau	$9,625	$13,300	$7,911	$30,836

EMPLOYMENT AGREEMENTS

Kevin M. O’Connor

In 2007, the Company entered into an employment agreement with Mr. O’Connor, President and Chief Executive Officer, and a Director of the Company and the Bank, the term of the agreement is two years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to the executive.  If his employment is terminated, his service on the Boards also terminates. Base salary is reviewed annually and can be increased but not decreased.  If Mr. O’Connor voluntarily terminates his employment, or his employment is terminated for cause, no benefits are provided under the agreement.  In the event (i) of the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “constructive termination,” including a reduction in the executive’s duties, responsibilities or pay, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the continuation of insurance coverage for twenty-four months.

In the event of a Change in Control, regardless of whether the executive’s employment terminates, Mr. O’Connor is entitled to a severance benefit equal to:

•	Three times his annual compensation, as reported on an IRS Form W-2 (Box 5), for the calendar year preceding the change in control;
•	Insurance coverage for three years following a termination of employment; and
•	Reimbursement for any excise taxes due on such payments and for the taxes due on such reimbursement.

Except in the event of a change in control, following termination of employment Mr. O’Connor is subject to non-compete restrictions.

Howard H. Nolan, Kevin L. Santacroce, James J. Manseau and John M. McCaffery

Mr. Nolan, Senior Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Bank and the Company, Mr. Santacroce, Executive Vice President, Chief Lending Officer of the Bank and the Company, Mr. Manseau, Executive Vice President, Chief Retail Banking Officer of the Bank and the Company, and Mr. McCaffery, Executive Vice President, Chief Financial Officer of the Bank and the Company, entered into substantially similar employment agreements with the Company and the Bank.

Mr. Nolan’s employment agreement, which was entered into on June 25, 2015, was most recently amended on March 9, 2018. Messrs. Santacroce, Manseau and McCaffery entered into employment agreements with the Company and Bank on March 9, 2018 and the employment agreements superseded and replaced their prior change in control agreements.    The term of each employment agreement is two years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to the executive.  Base salary is reviewed annually and can be increased but not decreased.

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If an executive voluntarily terminates his employment without “good reason,” or if the executive’s employment is terminated for cause, no benefits are provided under the agreement.

In the event of (i) the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or base salary, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the value of continued health and medical insurance coverage for twenty-four months, payable within ten business days following the date of termination of employment.

In the event of (i) the executive’s involuntary termination for any reason other than cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, within two years (one year for Mr. Nolan) following a change in control, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to three times the sum of base salary and the highest annual bonus earned in the prior three years, and the value of continued health and medical insurance coverage for thirty-six months, payable within ten business days following the date of termination of employment. Each employment agreement provides that the executive’s cash severance will be reduced to the limitation under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) only if this will result in the executive receiving a greater total payment as measured on an after-tax basis.

Except in the event of a change in control, following termination of employment each executive is subject to non-competition restrictions.

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2018.

								All other	Option awards:
								stock awards:	number of	Exercise or
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			number of	Securities	Base Price	Grant date fair
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			shares or	Underlying	Of Options	value of stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	units(3)	Options	Awards	awards(4)
Name	Date	(a)	(b)	(c)	(#)	(#)	(#)	(#)(d)	(#)(d)	($/Sh)	$(e)

K. O’Connor	02/13/18	$150,000	$300,000	$450,000	—	—	—	—			—
	02/13/18	—	—	—	—	—	—	1,923			$63,280
	02/13/18	—	—	—	—	—	—	4,559			$150,000
	02/13/18	—	—	—	—	3,339	6,010	3,339			$112,500
	02/13/18								17,255	$36.19	$112,500

H. Nolan	02/13/18	$56,000	$112,000	$168,000	—	—	—	—			—
	02/13/18	—	—	—	—	—	—	930			$30,600
	02/13/18	—	—	—	—	—	—	2,067			$68,000
	02/13/18	—	—	—	—	1,514	2,725	1,514			$51,000
	02/13/18								7,822	$36.19	$51,000

K. Santacroce	02/13/18	$56,000	$112,000	$168,000	—	—	—	—			—
	02/13/18	—	—	—	—	—	—	678			$22,275
	02/13/18	—	—	—	—	—	—	2,006			$66,000
	02/13/18	—	—	—	—	1,469	2,644	1,469			$49,500
	02/13/18								7,592	$36.19	$49,500

J. McCaffery	02/13/18	$56,000	$112,000	$168,000	—	—	—	—			—
	02/13/18	—	—	—	—	—	—	903			$29,700
	02/13/18	—	—	—	—	—	—	2,006			$66,000
	02/13/18	—	—	—	—	1,469	2,644	1,469			$49,500
	02/13/18								7,592	$36.19	$49,500

J. Manseau	02/13/18	$52,800	$105,600	$158,400	—	—	—	—			—
	02/13/18	—	—	—	—	—	—	848			$27,900
	02/13/18	—	—	—	—	—	—	1,884			$62,000
	02/13/18	—	—	—	—	1,380	2,484	1,380			$46,500
	02/13/18								7,132	$36.19	$46,500

(1)

Amounts shown in column (a) reflect the minimum cash payout level under the Company’s Short-Term Incentive Plan which is 50% of the target amount shown in column (b). The amount shown in column (c) is 150% of such target amount. These amounts are based on the individual’s 2018 salary and position and represent 80% of the total short term incentive plan award. The remaining 20% are paid out in restricted stock, which vests ratably over three years.

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(2)

The amount of each performance-based restricted stock unit is contingent upon satisfying a performance-based target as of February 13, 2021. If the performance objectives are met or exceeded, the number of shares earned vest 100% on February 15, 2021, but will become 100% vested earlier upon death or disability. The awards were made under the LTI Plan.

(3)

The amounts shown in column (d) reflect the number of shares of restricted stock granted to the NEO pursuant to the Company’s 2012 Stock-Based Incentive Plan in 2018, based on 2017 performance. The restricted shares include awards granted under the short term incentive plan and long term discretionary award.

(4)

The amounts included in column (e) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

OPTIONS EXERCISES AND STOCK VESTED

The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2018.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	acquired on	Value realized on	acquired on vesting	Value realized on
Name	exercise (#)	exercise ($)	(#)	vesting ($)(1)
K. O’Connor	—	—	10,701	$363,299
H. Nolan	—	—	5,152	$174,910
K. Santacroce	—	—	4,794	$162,756
J. McCaffery	—	—	1,569	$53,268
J. Manseau	—	—	4,794	$162,756

(1)Based on the closing price of our common stock on the respective vesting dates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2018.

	Option Awards				Stock Awards
										Equity Incentive
								Equity Incentive		Plan Awards:
	Number of	Number of			Number of			Plan Awards:		Market or
	securities	securities			shares or		Market Value	Number of		payout value of
	underlying	underlying			units of		of shares or	unearned shares,		unearned shares,
	unexercised	unexercised	Option	Option	stock that		units of stock	units or other		units or other
	options	options	exercise	expiration	have not		that have not	rights that have		rights that have
Name	exercisable	unexercisable	price	date	vested		vested(1) ($)	not vested		not vested(1) ($)
K. O’Connor	—	17,255	36.19	2/13/2028	2,334	(2)	$59,494
					4,500	(3)	$114,705
					1,376	(4)	$35,074
					8,000	(5)	$203,920
					3,380	(6)	$86,156
					5,558	(7)	$141,673
					5,597	(8)	$142,668
					1,923	(9)	$49,017
					3,443	(10)	$87,757
					3,731	(11)	$95,093
								5,567	(12)	$141,910
					2,996	(13)	$76,359
								4,671	(14)	$119,069
								3,410	(15)	$86,913
					4,656	(16)	$118,669

H. Nolan	—	7,822	36.19	2/13/2028	1,167	(2)	$29,747
					2,167	(3)	$55,237
					644	(4)	$16,416
					3,500	(5)	$89,215
					1,578	(6)	$40,223
					2,414	(7)	$61,533
					2,052	(8)	$52,305

-  29  -

					930	(9)	$23,706
					1,477	(10)	$37,655
					1,757	(11)	$44,779
								2,621	(12)	$66,810
					1,356	(13)	$34,585
								2,116	(14)	$53,935
								1,546	(15)	$39,409
					2,111	(16)	$53,803

K. Santacroce	—	7,592	36.19	2/13/2028	1,167	(2)	$29,747
					2,167	(3)	$55,237
					540	(4)	$13,765
					3,500	(5)	$89,215
					1,332	(6)	$33,953
					2,158	(7)	$55,007
					1,959	(8)	$49,935
					678	(9)	$17,282
					1,477	(10)	$37,655
					1,757	(11)	$44,779
								2,621	(12)	$66,810
					1,295	(13)	$33,008
								2,019	(14)	$51,476
								1,500	(15)	$38,237
					2,048	(16)	$52,215

J. McCaffery	—	7,592	36.19	2/13/2028	1,334	(3)	$34,004
					147	(4)	$3,747
					2,500	(5)	$63,725
					1,281	(6)	$32,653
					2050	(7)	$52,255
					1,896	(8)	$48,329
					903	(9)	$23,017
					1,477	(10)	$37,655
					1,757	(11)	$44,779
								2,621	(12)	$66,810
					1,295	(13)	$33,008
								2,019	(14)	$51,476
								1,500	(15)	$38,237
					2,048	(16)	$52,215

J. Manseau	—	7,132	36.19	2/13/2028	1,167	(2)	$29,747
					2,167	(3)	$55,237
					540	(4)	$13,765
					3,500	(5)	$89,215
					1,332	(6)	$33,953
					2,050	(7)	$52,255
					1,866	(8)	$47,564
					848	(9)	$21,616
					1,477	(10)	$37,655
					1,757	(11)	$44,779
								2,621	(12)	$66,810
					1,234	(13)	$31,458
								1,923	(14)	$49,017
								1,409	(15)	$35,920
					1,924	(16)	$49,040

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(1)	Amounts based on closing price of our Common Stock as of December 31, 2018 ($25.49), as reported on the NASDAQ®.
(2)	Vests over seven years; one third in each year commencing in 2017 through 2019.
(3)	Vests over seven years; one third in each year commencing in 2018 through 2020.
(4)	Vests over five years; one third in each year commencing in 2017 through 2019.
(5)	Vests over seven years; one third in each year commencing in 2019 through 2021.
(6)	Vests over five years; one third in each year commencing in 2018 through 2020.
(7)	Vests over five years; one third in each year commencing in 2019 through 2021.
(8)	Vests over five years; one third in each year commencing in 2020 through 2022.
(9)	Vests over three years; one third in each year commencing in 2019 through 2021.
(10)	Five year cliff vesting with two year holding restriction after vesting in 2020.
(11)	Five year cliff vesting with two year holding restriction after vesting in 2021.
(12)	Five year cliff vesting with performance requirement and two year holding restriction after vesting in 2021.
(13)	Five year cliff vesting with two year holding restriction after vesting in 2022.
(14)	Five year cliff vesting with performance requirement and two year holding restriction after vesting in 2022.
(15)	Three year cliff vest with performance requirement in 2021.
(16)	Vests ratably over five years commencing in 2019.

PENSION BENEFITS

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the Pension Plan and the Supplemental Executive Retirement Plan. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

		Number of years	Present value of	Payments during
	Plan Name	credited service (#)	accumulated benefit	Last Fiscal Year ($)
K. O’Connor	BNB Bank Pension Plan	10.17	$332,304	—
	Supplemental Executive Retirement Plan	10.17	$1,026,615	—
H. Nolan	BNB Bank Pension Plan	11.50	$406,658	—
	Supplemental Executive Retirement Plan	11.50	$455,341	—
K. Santacroce	BNB Bank Pension Plan	21.25	$542,046	—
J. McCaffery	BNB Bank Pension Plan	5.92	$179,388	—
J. Manseau	BNB Bank Pension Plan	9.75	$311,103	—

As previously disclosed, the Bank maintains a SERP for the benefit of Messrs. O’Connor and Nolan. Balances in the defined contribution component of the SERP are credited with earnings each year in the same percentages as the participant’s account earned under the Bank’s 401(k) Plan.

Payments under both the defined contribution and defined benefit pension plan component of the SERP begin six months after the participant separates from service with the Bank. In the event of a change in control of the Bank, the SERP will be terminated and amounts will be paid to participants in a single lump sum payment on the date of the change in control.

The vested balances under the defined benefit pension plan component of the SERP are included in the Pension Benefits table (above). The following table shows, as of December 31, 2018, Bank contributions and earnings, and the aggregate vested account balances of Messrs. O’Connor and Nolan under the defined contribution component of the SERP.

Aggregate earnings in this table have not been reported in the Summary Compensation Table for 2018, 2017, and 2016, respectively, as they are not “preferential” or “above market” as defined in SEC regulations.

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NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
Name	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year End
K. O’Connor	—	$31,501	$(22,229)	—	$228,095
H. Nolan	—	$11,913	$(6,237)	—	$99,482

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table show estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2018, pursuant to each NEO’s employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. Messrs. O’Connor and Nolan are participants in a SERP, as described above in the Nonqualified Deferred Compensation section of this proxy. Details regarding their vested benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this proxy. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from service with the Company.

	Involuntary		Involuntary Termination
Name	Termination		after Change in Control		Disability		Death
K. O’Connor
Stock Based Incentive Plans	—		$1,559,023	(1)	$1,559,023	(1)	$1,559,023	(1)
Employment Agreement	$1,291,544	(2)	$6,534,236	(3)	$1,291,544	(5)	—

H. Nolan
Stock Based Incentive Plans	—		$700,721	(1)	$700,721	(1)	$700,721	(1)
Employment Agreement	$742,401	(2)	$1,553,101	(4)	$742,401	(5)	—

K. Santacroce
Stock Based Incentive Plans	—		$669,689	(1)	$669,689	(1)	$669,689	(1)
Employment Agreement	$762,852	(2)	$1,563,858	(4)	$762,852	(5)	—

J. McCaffery
Stock Based Incentive Plans	—		$583,277	(1)	$583,277	(1)	$583,277	(1)
Employment Agreement	$762,852	(2)	$1,544,538	(4)	$762,852	(5)	—

J. Manseau
Stock Based Incentive Plans	—		$659,331	(1)	$659,331	(1)	$659,331	(1)
Employment Agreement	$700,800	(2)	$1,450,800	(4)	$700,800	(5)	—

(1)

This amount represents the value of unvested restricted stock units and restricted stock awards that become fully vested upon certain events, including death, disability and change in control of the Bank or Company.

(2)

This amount represents the sum of (i) two times base salary, and (ii) the value of continued health and medical insurance coverage for two years. Amounts payable by the Bank on an event of termination or a voluntary resignation are subject to a one year non-compete restriction and the executive’s agreement not to disclose any confidential information.

(3)

In the event of a change in control, Mr. O’Connor is entitled to receive a lump sum payment equal to three times the executive’s annual compensation for the year immediately preceding the year of the change in control. The amount shown includes the value of the employer cost for continued health care coverage for a period of 36 months, and an excise tax indemnification payment of approximately $2,387,160.

(4)

In the event of an involuntary termination after a change in control, Messrs. Nolan, Santacroce, Manseau, and McCaffery are entitled to receive a lump sum payment equal to three times the sum of the executive’s annual base salary and the highest annual bonus earned during the prior three years. Additionally, each executive is entitled to the

-  32  -

value of continued health and medical insurance for three years pursuant to the terms of the executives employment agreements. The executives’ cash severance will be reduced to the limitation under Section 280G of the Code only if this will result in the executive receiving a greater total payment measured on an after-tax basis. The amounts shown were reduced to the limitation under Section 280G of the Code since such reduction would not result in the executive receiving a greater total payment measured on an after-tax basis for each executive except Mr. McCaffery.

(5)

In the event of disability, Messrs. O’Connor, Nolan, Santacroce, Manseau, and McCaffery will receive their after-tax base salary, less amounts payable under any disability programs, and continued health and medical coverage for 2 years. This amount represents the estimated total payments and benefits that Messrs. O’Connor, Nolan, Santacroce, Manseau, and McCaffery would receive for such 2‑year period, without reduction for taxes or amounts payable under any disability programs.

CEO PAY RATIO

In accordance with the applicable provisions of Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of our Company and the annual total compensation of our President and CEO.

For 2018, our median annual total compensation for all employees other than our CEO was $57,554.   The annual total compensation for our CEO for the same period was $1,460,095. The ratio of our CEO’s compensation to the median employee’s compensation was 25.4 to 1.

We identified our median employee using our entire workforce, as of December 31,  2018, of approximately 463 full-time and part-time employees. We used wages from our payroll records as reported to the Internal Revenue Service on Form W‑2 for fiscal 2018. We annualized compensation for full-time and part-time permanent employees who were employed on December 31,  2018, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.

With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by Bridge Bancorp may not be comparable to the pay ratio reported by other companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10‑K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports for the year ended December 31, 2018, one Form 5 report was filed for Director Rubin in February 2019 with respect to three sale transactions that were not reported on Form 4, and an entity related to Director Lindenbaum filed a late Form 3 related to one acquisition transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations.  Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other

-  33  -

employees and that does not give preference to any executive officer or director over any other employee. The Bank offers its employees interest rate discounts of up to 100 basis points, based on years of service, for residential mortgage loans on their primary residence. Except for this interest rate discount with respect to loans to executive officers, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to, and do not involve more than the normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2018, the Bank had loans to one executive officer, Howard H. Nolan, with the interest rate discount under the program available to all employees. The loan was a residential mortgage loan on his primary residences and; (i) the largest aggregate balance outstanding over the disclosure period was $292,301;  (ii) the interest rate on the loans was 3.4%; (iii) principal balance at December 31, 2018 was $279,202; and (iv) principal and interest paid during the year ended December 31, 2018 was $13,099 and $9,674.

The Board (excluding any director involved in the transaction) reviews and approves all transactions between the Company or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a).

DIRECTOR COMPENSATION

Cash Compensation Paid to Board Members

All members of the Board of Directors of the Company also serve on the Board of the Bank. For the period from January 1, 2018 to December 31, 2018, each outside (non-employee) Director received an annual retainer fee of $30,000 from the Bank. The Chairperson of the Board of Directors receives an additional annual fee of $40,000. The Chairpersons of the Audit, Compensation, Corporate Governance, and Loan Approval Committee receive an additional annual fee of $10,000. All outside Directors are compensated $1,200 for each Board meeting. Outside Directors who are members of Board Committees are compensated $1,000 per meeting attended.

Equity Awards Program

In addition, all non-employee Directors receive an annual non-elective retainer in the form of restricted stock units in the amount of $30,000.

Deferred Compensation Plan

The Directors Deferred Compensation Plan, effective April 1, 2009, is a nonqualified deferred compensation plan, which allows a Director to defer his or her annual retainer earned from May 1 to April 30 (the “Plan Year”) and to have such amounts invested in restricted stock units. The value of a restricted stock unit will be determined based on the fair market value of a share of Common Stock, with fair market value determined based on the trailing 10‑day average. Directors who elect to defer will be deemed to defer their annual retainer as of the first day of each Plan Year, or May 1. With respect to each Plan Year’s deferral, a Director will vest pro-rata during such Plan Year and will become fully vested after twelve months of service, except a Director will be fully vested upon disability, death or retirement. All deferrals will be credited to a Director’s account as restricted stock units and distributions from the Plan will be made in shares of Common Stock. The restricted stock units do not have any voting rights. There are no preferential earnings on amounts deferred. Dividends will be paid on restricted stock units, in the same amount as dividends paid on the Common Stock, and will accrue as additional restricted stock units. At the time a Director elects to make a deferral election, he or she will also elect the time that the amounts credited to his or her account will be distributed and whether such amounts will be paid in a lump sum or installments. Such payment shall be made at the time elected by the Director, which shall be the earlier of the Director’s cessation of service, a change in control of the Company or a specified date.

-  34  -

Director Summary Compensation Table

The following table sets forth information pertaining to the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2018:

	Fees Earned or	Stock
Name(1)	Paid in Cash	Awards	Total
Marcia Z. Hefter(2)	$106,800	$30,000	$136,800

Dennis A. Suskind	$74,800	$30,000	$104,800

Emanuel Arturi(2)	$86,600	$30,000	$116,600

Charles I. Massoud	$80,600	$30,000	$110,600

Albert E. McCoy, Jr.(2)	$72,800	$30,000	$102,800

Rudolph J. Santoro(2)	$88,600	$30,000	$118,600

Thomas J. Tobin	$66,600	$30,000	$96,600

Raymond A. Nielsen(2)	$77,600	$30,000	$107,600

Daniel Rubin	$67,600	$30,000	$97,600

Christian C. Yegen(2)	$64,600	$30,000	$94,600

Matthew Lindenbaum(3)	$42,300	$30,000	$72,300

(1)

Kevin M. O’Connor, the Company’s President and CEO, and Howard H. Nolan, the Company’s Senior Executive Vice President and COO, are not included in this table as they are Named Executive Officers of the Company and did not receive additional compensation as a director.

(2)

Directors Hefter, Arturi, McCoy, Jr., Santoro, Nielsen and Yegen have elected to defer their annual elective retainer fee in the form of deferred RSUs pursuant to the Directors Deferred Compensation Plan.

(3)	Director Lindenbaum was elected as a director on May 4, 2018.

PROPOSAL II – ADVISORY NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in an advisory, non-binding manner to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2018 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined that the Company would hold an annual advisory vote to approve executive compensation.

-  35  -

This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL III: APPROVAL OF THE BRIDGE BANCORP, INC. 2019 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the Bridge Bancorp, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our shareholders. By approving the 2019 Equity Incentive Plan, shareholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.  If the 2019 Equity Incentive Plan is approved by shareholders, no further grants will be made under the Bridge Bancorp, Inc. 2012 Stock-Based Incentive Plan (the “2012 Equity Incentive Plan”).  Currently outstanding grants under the 2012 Equity Incentive Plan will not be affected.

Why We Are Seeking Approval of the 2019 Equity Incentive Plan

•

We Have Limited Capacity to Make Awards under our Existing Equity Plan.  We have only 163,076 shares available for grant on the Record Date under the 2012 Equity Incentive Plan.  Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified personnel and management.  Once the 2019 Equity Incentive Plan is approved by our shareholders, we will discontinue making any grants under the 2012 Equity Incentive Plan.

•

Our Competitors Offer Equity-Based Compensation.  We believe that most of institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs.  Without the 2019 Equity Incentive Plan, we may be at a significant disadvantage.

•

Required Stockholder Approval.  As a Nasdaq Stock Exchange listed company, we are required to obtain the approval of our stockholders before implementing an equity compensation plan, such as the 2019 Equity Incentive Plan.  For these purposes, the 2019 Equity Incentive Plan must be approved by a majority of the votes cast at the meeting.  Stockholder approval will also exempt the awards from the short-swing profit trading rules of Section 16(b) of the Securities Exchange Act of 1934.

Highlights of the 2019 Equity Incentive Plan

•	Minimum Vesting Requirements. The 2019 Equity Incentive Plan requires a one-year minimum vesting period for at least 95% of the awards granted under the 2019 Equity Incentive Plan.

•	Retirement. Vesting is not automatically accelerated upon retirement.

•

Share Reserve. The maximum number of shares of stock, in the aggregate, that may be granted under the 2019 Equity Incentive Plan as stock options, restricted stock or restricted stock units is 370,000 plus the number of shares of stock which have been reserved but not issued under the 2012 Equity Incentive Plan and any awards that are forfeited under the 2012 Equity Incentive Plan after the effective date of the 2019 Equity Incentive Plan (the “Share Limit”).

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•

No Single-Trigger for Time-Based Awards Upon a Change in Control.   The 2019 Equity Incentive Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control without an accompanying involuntary termination of service (including a termination for good reason).  Upon the occurrence of a change in control in which the Company is not the surviving entity, equity awards will become fully vested in the event the successor entity does not assume the equity awards.  In each event, performance awards will vest, if at all, at the higher of (i) the target level of performance, on a pro-rata basis for time elapsed during the performance period, or (ii) the actual level of achievement of the performance measures that have been achieved.

•

Awards Subject to Clawback.  Awards granted under the 2019 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply.  Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

•

No Cash-Out or Repricing of Underwater Options.  Under no circumstances will any underwater stock options be bought back by the Company.  In addition, neither the Compensation Committee nor the Board of Director share the authority to reduce the exercise price of a previously granted stock option under the plan through amendment, replacement or exchange for a cash payment in excess of the stock options in-the-money value.

Material Features of the 2019 Equity Incentive Plan

The following is a summary of the material features of the 2019 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2019 Equity Incentive Plan, attached hereto as Appendix A.

Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology

•

Subject to permitted adjustments for certain corporate transactions, the 2019 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 370,000 shares of the Company’s common stock plus the number of shares of stock which have been reserved but not issued under the 2012 Equity Incentive Plan and any awards that are forfeited under the 2012 Equity Incentive Plan after the effective date of the 2019 Equity Incentive Plan pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each.

•

Upon shareholder approval of the 2019 Equity Incentive Plan, no new grants shall be made under the 2012 Equity Incentive Plan. Any forfeitures of outstanding awards under the 2012 Equity Incentive Plan shall be added to the shares available to be issued under the 2019 Equity Incentive Plan.

•	The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

•

To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the 2019 Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2019 Equity Incentive Plan; and

•

In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

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The following table sets forth information regarding compensation plans (all of which have been approved by shareholders) under which equity securities of the Company are authorized for issuance:

	Number of securities to	Weighted average
Equity compensation	be issued upon exercise	exercise price with	Number of securities
plan approved by	of outstanding options	respect to outstanding	remaining available for
stockholders	and awards	stock options	issuance under the plan
2006 Equity Incentive Plan	19,928	—	—
2012 Equity Incentive Plan	209,867	$ 36.19	282,737	(1)
Employee Stock Purchase Plan	—	—	996,242
Total	229,795	$ 36.19	1,278,979
(1)	As of the Record Date, 163,076 shares of common stock remain available for issuance under this plan.

 Eligibility

Officers, employees and directors of the Company or its subsidiaries are eligible to receive awards under the 2019 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2019 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

•

In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

•

The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

•	The Compensation Committee may not grant a stock option with a term that is longer than 10 years.

•

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options and must comply with the requirements of Section 422 of the Code. Only officers and employees are eligible to receive incentive stock options. Outside (non-employee) directors providers may only receive non-qualified stock options under the 2019 Equity Incentive Plan.

•

Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

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•

The Compensation Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

•	Under no circumstances will the Company buy back underwater stock options granted under the 2019 Equity Incentive Plan without shareholder approval.

•	The 2019 Equity Incentive Plan expressly prohibits repricing of stock options without shareholder approval.

Restricted Stock. A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.

•	Restricted stock awards may be granted only in whole shares of common stock.

•	Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.

•

Dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, may be paid to the participant that has been granted the restricted stock award from and after the date of grant and prior to the vesting date.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.

•

Restricted stock units granted under the 2019 Equity Incentive Plan may be settled in shares of our common stock, or in the sole discretion of the Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the 2019 Equity Incentive Plan or the award agreement.

•	Participants have no voting rights with respect to any restricted stock units granted under the 2019 Equity Incentive Plan.

•

In the sole discretion of the Compensation Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units.  Dividend equivalent rights may be paid to the participant that has been granted the dividend equivalent right from and after the date of grant and prior to the vesting date.

Performance Awards. A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Compensation Committee and set forth in the 2019 Equity Incentive Plan. A performance award may be denominated in shares of restricted stock or restricted stock units.  The performance measures that may be used for such awards can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units. Performance goals may be measured relative to a peer group, an index or a business plan and may be

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considered as absolute measures or changes in measures. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.

Vesting of Awards

•	The Compensation Committee shall specify the vesting schedule or conditions of each award.
•	At least 95% of all awards made under the 2019 Equity Incentive Plan shall be subject to a vesting requirement of at least one year of service following the grant of the award.
•	Vesting of awards may be accelerated upon death, “disability”, “change in control” (each as defined in the 2019 Equity Incentive Plan) or at the discretion of the Compensation Committee.
•	Vesting is not automatically accelerated upon “retirement” (as defined in the 2019 Equity Incentive Plan).

Change in Control

The Plan uses a double trigger change in control feature, providing for an acceleration of vesting only upon an involuntary termination of service following a change in control (including a termination for good reason).  Upon the occurrence of a change in control in which the Company is not the surviving entity, equity awards will become fully vested in the event the successor entity does not assume the equity awards.

•

At the time of an involuntary termination following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

•

At the time of an involuntary termination following a change in control, awards of restricted stock and restricted stock units shall become earned and fully vested immediately, and any performance measure attached to a performance award shall be deemed satisfied at the greater of (i) the target level of performance on a pro-rata basis for time elapsed in the performance period or (ii) the actual level of performance.

Awards Subject to Clawback Policy

Awards granted under the 2019 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply.  Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

Plan Administration

The 2019 Equity Incentive Plan will be administered by the Compensation Committee, all of whom are “Disinterested Board Members,” as defined in the 2019 Equity Incentive Plan. The Compensation Committee has power within the limitations set forth in the 2019 Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules and regulations for carrying out the 2019 Equity Incentive Plan’s purposes; and interpreting and otherwise construing the 2019 Equity Incentive Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation Committee under the 2019 Equity Incentive Plan as if done or exercised by the Compensation Committee. The 2019 Equity Incentive Plan also permits the Compensation Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.

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The Compensation Committee does not have the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement for ninety-five percent (95%) of the Awards except in the event of a change in control, death or disability.

Approval of the 2019 Equity Incentive Plan by the shareholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the 2019 Equity Incentive Plan or any award granted under the 2019 Equity Incentive Plan. However, except as provided in the 2019 Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2019 Equity Incentive Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the 2019 Equity Incentive Plan (other than as provided in the 2019 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2019 Equity Incentive Plan, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the 2019 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2019 Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the 2019 Equity Incentive Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of 2019 Equity Incentive Plan

The 2019 Equity Incentive Plan will become effective upon approval by the shareholders at this meeting. The 2019 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the 2019 Equity Incentive Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the 2019 Equity Incentive Plan. At any time, the Board of Directors may terminate the 2019 Equity Incentive Plan. However, any termination of the 2019 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2019 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

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If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Compensation Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the Company.

Change in Control. Any acceleration of the vesting or payment of awards under the 2019 Equity Incentive Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code Section 280G, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits. Code Section 162(m) generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer, our chief financial officer and three other executive officers named in the summary compensation table (each, a “covered employee”) of our annual proxy statement.  Compensation resulting from awards under the 2019 Equity Incentive Plan will be counted toward the $1.0 million limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2019 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2019 Equity Incentive Plan.

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Accounting Treatment.  Under Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and ASC 505-50, Equity Based Payment to Non-Employees, the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Board has adopted the 2019 Equity Incentive Plan.  If the 2019 Equity Incentive Plan is approved by shareholders, the Compensation Committee intends to meet after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board of Directors

In order to approve the 2019 Equity Incentive Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BRIDGE BANCORP, INC. 2019 EQUITY INCENTIVE PLAN.

PROPOSAL IV- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP (“Crowe”) was the Independent Registered Public Accounting Firm of the Company for the year ended December 31, 2018, and has been selected to serve as the Company’s Independent Registered Public Accounting Firm for 2019. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

Fees Paid To Crowe

The following table presents fees for professional audit services rendered by Crowe for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2018 and 2017.

Type of Fees	2018	2017
Audit Fees (1)	$348,500	$335,000
Audit Related Fees(2)	37,600	36,000
Tax Fees (3)	—	—
All Other Fees (4)	—	36,005
Total Fees	$386,100	$407,005

(1)

Audit fees for 2018 and 2017 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.

(2)

Audit-related fees for 2018 consist of consultation and procedures related to the implementation of ASU 2016-01 “Financial Instruments: Recognition and measurement of financial assets and financial liabilities,” ASU 2014-09 “Revenue from contracts with customers,” and procedures for Form S-8 consent related to Employee Stock Purchase

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Plan.  Audit related fees for  2017 consist of consultation and procedures related to the implementation of new revenue recognition procedures, Tax Cuts and Jobs Act, branch rationalization, and Allowance for Loan and Lease Losses methodology enhancements.

(3)	Crowe did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2018 and 2017.
(4)

Other fees for 2017 consist of consulting services related to the Company’s non-financial compliance function (Quality Assurance Review). Crowe did not provide any other services to the Company during the fiscal year ended December 31, 2018.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

In order to ratify the selection of Crowe as the Company’s Independent Registered Public Accounting Firm for the 2019 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS UNDER SEC RULE 14a‑8

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders under SEC Rule 14a‑8, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than December 3, 2019.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a‑8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by December 31, 2019.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this

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meeting or not, you are urged to return your signed proxy promptly.  For your convenience, you may also cast your vote electronically.

HOUSEHOLDING

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•

If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1‑800‑368‑5948 , or by writing them at Computershare, PO Box 30170 College Station, TX 77842, Attention: Householding Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10‑K FOR THE YEAR ENDED DECEMBER 31, 2018, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONE REQUEST TO HOWARD H. NOLAN, SENIOR EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND CORPORATE SECRETARY, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537‑1001, EXT. 7255.

By Order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President, Chief Operating Officer and Corporate Secretary

Bridgehampton, New York

April 1, 2019

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Appendix A

BRIDGE BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this Bridge Bancorp, Inc. 2019 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Bridge Bancorp, Inc. (the “Company”), and its Subsidiaries, including BNB Bank (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of Company common stock. The “Effective Date” of the Plan is May 3, 2019, which is the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards under the Plan shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.6, an Award may be granted as an alternative to or replacement (subject to Section 2.7) of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted : (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier, or; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan shall be a Non-Qualified Option. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d)    Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1(bb).

Section 2.2    Stock Options.

(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.  Stock Options may be granted as a Performance Award.

(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of or service provider to an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition on Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without shareholder approval.

Section 2.3. Restricted Stock Awards.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company.

Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement between Bridge Bancorp, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Bridge Bancorp, Inc. 2019 Equity Incentive Plan, copies of which are on file at the executive offices of Bridge Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock that is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Treatment of Dividends. Participants are entitled to all cash dividends and other distributions declared and paid on all shares of Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in an Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock Award and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4     Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock

Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.  The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited, to deferring receipt of the underlying Stock provided such deferral complies with Section 409A of the Code and applicable provisions of the Plan and issuing Restricted Stock Units to the Company’s Directors Deferred Compensation Plan.

(ii)      Restricted Stock Units may be granted as Performance Awards.

(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v)     No dividends shall be paid on Restricted Stock Units unless, and in the sole discretion of the Committee exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units at the same time as specified in Section 2.3(b)(i) of the Plan.  Dividends and other distributions may be reinvested in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

Section 2.5    Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with a Change in Control as set forth in Article IV.

Section 2.6    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.  Unless otherwise provided in a valid election form intended to comply with Code Section

409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 ½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7    Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Stock Options or other Awards) or replacement grants, or other means.

Section 2.8.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and may be exercised only for a period of three (3) months following termination, and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards, and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)    Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award whether or not then exercisable, all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.  In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)    Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

ARTICLE 3 - Shares Subject to Plan

Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to: (i) 370,000 shares of Stock, plus (ii) the number of shares of Stock which have been reserved but not issued under the Company’s 2012 Stock-Based Incentive Plan, which is estimated to be 163,076 on March 18, 2019, plus (iii) any shares of Stock returned to the Company’s 2012 Stock-Based Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein.  Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units, or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.

(b)    Computation of Shares Available. For purposes of this Section 3.2 the number of shares of Stock available for the grant of Stock Options, Restricted Stock Awards and Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following.

(1)    To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled, or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(2)    Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall be available for subsequent Awards under the Plan.

(c)    Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.3.

Section 3.3    Corporate Transactions.

(a)    General. If the shares of Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger.  The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.4    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.3 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)    Upon an Involuntary Termination following a Change in Control, all Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)    Upon  an Involuntary Termination following a Change in Control, all Performance Awards shall vest at the higher of the actual level of the performance measures that have been achieved, or pro-rata assuming the  performance measures have been achieved at “target.”

(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)    A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b)    A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Bank or Company is another corporation.

(c)    A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 - COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award (other than in connection with a Change in Control, which is subject to the provisions set forth in Section 4.1 hereof), or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee will have the authority to define terms not otherwise defined herein.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(f)    The Committee will have the authority to (i) suspend a Participant’s right to exercise a stock option during a blackout period (or similar restricted period) that is necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”), and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the incentive stock option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6,  Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

Section 7.3    Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee or specified in an Award Agreement and no adverse accounting consequences are triggered under FASB ASC Topic 718 or its successor, a Participant shall have the right to direct the Company to satisfy up to his or her highest marginal tax rate of required federal, state and local tax withholding by, (i) with respect to a Stock

Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total maximum amount of tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the maximum amount of tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award up to the Participant’s highest marginal tax rate.

Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in Suffolk County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)    in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)    in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20.    Awards Subject to Clawback.

(a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)    Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)    “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(d)    “Board” means the Board of Directors of the Company.

(e)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and   any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)    “Committee” means the Committee acting under Article 5.

(j)    [Intentionally blank]

(k)    “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)    “Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)    “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)    “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o)    “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)    “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(s)    “Exercise Price” means the price established with respect to an option pursuant to Section 2.2.

(t)    “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(u)    A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material diminution in Participant’s base salary or base compensation;

(ii)    a material diminution in Participant’s authority, duties or responsibilities;

(iii)     a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)    in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(v)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(w)    “Incumbent Directors” means:

(1)    the individuals who, on the date hereof, constitute the Board; and

(2)    any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(x)     “Involuntary Termination” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

(y)    “ISO” has the meaning ascribed to it in Section 2.1(a).

(z)    “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(aa)    “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(bb)    “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.   Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(cc)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(dd)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(ee)    “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(ff)    “Retirement” means termination of employment after attainment of age 65 (other than termination for Cause) with 5 years of continuous Service, or discontinuance of service as a Director following attainment of age 72 (unless otherwise provided in an Award Agreement).  An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of

Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

(gg)    “SEC” means the United States Securities and Exchange Commission.

(hh)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ii)      “Service” means service as an Employee, consultant or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(jj)    “Stock” means the common stock of the Company, $0.01 par value per share.

(kk)    “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

(ll)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(mm)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(4)    Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a director, a Termination of Service as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(nn)    “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(oo)    “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

(pp)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    Indications of time of day mean New York time;

(f)    The word “including” means “including, but not limited to”;

(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years, and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01 - Marcia Z. Hefter Class B (term expiring in 2022) 04 - Daniel Rubin Class B (term expiring in 2022) 02 - Emanuel Arturi Class B (term expiring in 2022) 03 - Rudolph J. Santoro Class B (term expiring in 2022) ForAgainst Abstain ForAgainst Abstain 2. An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement. 3. The approval of the Bridge Bancorp, Inc. 2019 Equity Incentive Plan. 4. The ratification of the appointment of Crowe LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 0314ZB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4. 2019 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 3, 2019 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 3, 2019 at 11:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” each of the nominees listed in Item 1, and “FOR” Items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Bridge Bancorp, Inc.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 pm, EDT, on May 2, 2019 Online Go to www.investorvote.com/BDGE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BDGE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years, and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01 - Marcia Z. Hefter Class B (term expiring in 2022) 04 - Daniel Rubin Class B (term expiring in 2022) 02 - Emanuel Arturi Class B (term expiring in 2022) 03 - Rudolph J. Santoro Class B (term expiring in 2022) ForAgainst Abstain ForAgainst Abstain 2. An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement. 3. The approval of the Bridge Bancorp, Inc. 2019 Equity Incentive Plan. 4. The ratification of the appointment of Crowe LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 4 3 D V 0314YB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4. 2019 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 3, 2019 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 3, 2019 at 11:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” each of the nominees listed in Item 1, and “FOR” Items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Bridge Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BDGE